Exhibit 2.1
EXECUTION VERSION

AMENDMENT NO. 3
TO THE
AGREEMENT AND PLAN OF MERGER
Among
EQUITY OFFICE PROPERTIES TRUST,
EOP OPERATING LIMITED PARTNERSHIP,
BLACKHAWK PARENT LLC,
BLACKHAWK ACQUISITION TRUST
and
BLACKHAWK ACQUISITION L.P.
Dated as of February 5, 2007

     THIS AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER, dated as of February 5, 2007 (this “Amendment”), is entered into by and among Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), EOP Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”), Blackhawk Parent LLC, a Delaware limited liability company (“Parent”), Blackhawk Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Parent (“MergerCo”), and Blackhawk Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“Merger Partnership” and together with Parent and MergerCo, the “Buyer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 19, 2006, as amended prior to the date of this Amendment, by and among the Company Parties and the Buyer Parties (the “Merger Agreement”).
     WHEREAS, the parties desire to amend the Merger Agreement so as to, among other things, increase the Company Common Share Merger Consideration from $54.00 to $55.50, increase the Operating Partnership Cash Merger Consideration from $54.00 to $55.50 and increase the liquidation preference of the Class H Preferred Units from $54.00 to $55.50;
     WHEREAS, the Board of Trustees of the Company, on behalf of the Company and on behalf of the Company on behalf of the Operating Partnership, and each of the Buyer Parties have approved this Amendment;
     WHEREAS, the Board of Trustees of the Company recommends the approval of the Merger Agreement, as amended by this Amendment, and the Company Merger by the Company’s shareholders; and
     WHEREAS, the parties have agreed to amend the Merger Agreement as provided in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment of Section 3.01. The reference to “$54.00” in Section 3.01(c) of the Merger Agreement is hereby amended to be “$55.50”.
     2. Amendment of Section 5.07. Section 5.07(b) of the Merger Agreement hereby is amended and restated in its entirety to read as follows:
     “(b) Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Blackstone Real Estate Partners V L.P. to provide Parent with equity financing in an aggregate amount of up to $3,750,000,000 (the “Equity Funding Letter”), (ii) an executed commitment letter (the “Equity Bridge Commitment Letter”) from Bear Stearns Commercial Mortgage, Inc., Goldman Sachs & Co. and BAS Capital Funding Corporation, which was joined by Morgan Stanley Mortgage Capital Inc. and Morgan Stanley

Real Estate Special Situations Fund III, L.P. (the “Equity Bridge Providers”) pursuant to which, and subject to the terms and conditions thereof, the Equity Bridge Providers have committed to provide Parent with equity bridge financing in an aggregate amount of $3,500,000,000 (the “Equity Bridge Financing”) and (iii) an executed commitment letter (the “Debt Commitment Letter” and, together with the Equity Bridge Commitment Letter, the “Commitment Letters”) from Goldman Sachs Mortgage Company, Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A., which was joined by Citigroup Global Markets Realty Corp., Column Financial, Inc., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc. and Wachovia Bank, National Association (the “Lenders”), as further amended on January 24, 2007 and on February 5, 2007, pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $31,949,000,000 (the “Debt Financing” and, together with the Equity Bridge Financing, the “Financing”). The Equity Funding Letter and the Commitment Letters are collectively referred to herein as the “Financing Commitments”, and the financing referred to in clauses (i), (ii) and (iii) in the preceding sentence being collectively referred to herein as the “Parent Financing”).”
     3. Amendment to Section 5.07(c). All references in Section 5.07(c) of the Merger Agreement to “January 24, 2007” are amended to be to “February 5, 2007”.
     4. Amendment of Section 9.03. The reference to “$500,000,000” in Section 9.03(d) of the Merger Agreement is hereby amended to be “$720,000,000”.
     5. References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment and all references in the Disclosure Schedules to “the Agreement” and “the Merger Agreement” shall refer to the Merger Agreement as amended by this Amendment.
     6. Construction. Except as expressly provided in this Amendment, all references in the Merger Agreement and the Disclosure Schedules to “the date hereof” and “the date of this Agreement” shall refer to November 19, 2006.
     7. Other Miscellaneous Terms. The provisions of Article X (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.
     8. No Further Amendment. Except as amended hereby, the Merger Agreement shall remain in full force and effect.
[Signatures Appear on the Following Pages]

     IN WITNESS WHEREOF, the Company Parties and the Buyer Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
By	/s/ Richard D. Kincaid
	Name:	Richard D. Kincaid
	Title:	President and Chief Executive Officer

EOP OPERATING LIMITED PARTNERSHIP
By: Equity Office Properties Trust, its general partner

By	/s/ Richard D. Kincaid
	Name:	Richard D. Kincaid
	Title:	President and Chief Executive Officer

BLACKHAWK PARENT LLC
By:	/s/ Jonathan D. Gray
	Name:	Jonathan D. Gray
	Title:	Chief Executive Officer

BLACKHAWK ACQUISITION TRUST
By:	/s/ Jonathan D. Gray
	Name:	Jonathan D. Gray
	Title:	Chief Executive Officer

BLACKHAWK ACQUISITION L.P.
By: Blackhawk Acquisition Trust, its sole general partner

By:	/s/ Jonathan D. Gray
	Name:	Jonathan D. Gray
	Title:	Chief Executive Officer

[SIGNATURE PAGE—AMENDMENT NO. 3 TO MERGER AGREEMENT]